Exhibit 4.4

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS

DATED _____ __, 2015 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF

THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM D.F. KING & CO., INC., THE INFORMATION AGENT.

Trinity Place Holdings Inc.

Incorporated under the laws of the State of Delaware

NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non - Transferable Subscription Rights to Purchase Shares of Common Stock of Trinity Place Holdings Inc.

Subscription Price: $6.00 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,

ON _______ __, 2015, UNLESS EXTENDED BY THE COMPANY

REGISTERED

OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Common Stock, with a par value of $0.01 per share, of Trinity Place Holdings Inc., a Delaware corporation, at a subscription price of $6.00 per share (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Trinity Place Holdings Inc. Subscription Rights Certificates” accompanying this Subscription Rights Certificate.	If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the “Unsubscribed Shares”), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Unsubscribed Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing the appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock in accordance with the “Instructions as to Use of Trinity Place Holdings Inc. Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Trinity Place Holdings Inc. and the signatures of its duly authorized officers.

Dated:

/s/ Matthew Messinger	/s/ Richard Pyontek
President and Chief Executive Officer	Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.

If delivering by mail, hand or overnight courier:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Privilege, please complete lines (a) and (c) below, check the appropriate box under Form 3 and sign under Form 4 and, if applicable, complete Form 5. To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 4. To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Privilege or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Privilege or Over-Subscription Privilege, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I apply for _________ shares   x   $ 6.00 =       $_________

(no. of shares) (subscription price) (amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional shares pursuant to your Over-Subscription Privilege:

I apply for _________ shares   x $ 6.00 =       $_________

(no. of shares) (subscription price) (amount enclosed)

(c) Total Amount of Payment Enclosed   =   $__________________

METHOD OF PAYMENT (CHECK ONE)

☐	Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer FBO Trinity Place Holdings Inc., with reference to the rights holder's name.

☐	Check or bank draft payable to “American Stock Transfer & Trust Company, LLC (acting as subscription agent for Trinity Place Holdings Inc.)”.

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

FORM 3 – STOCK OWNERSHIP FOLLOWING EXERCISE OF RIGHTS

(CHECK ONE)

☐	You currently hold 956,265 or more shares of the Company’s common stock.

☐	You currently hold less than 956,265 shares of the Company’s common stock, but you are subscribing for a number of shares through the exercise of your Basic Subscription Privilege and, if applicable, Over-Subscription Privilege, that would, if accepted by the Company, result in you holding 1,154,300 or more shares of the Company’s common stock following the closing of the rights offering.

☐	Neither of the above is applicable.

IMPORTANT: If you checked the first or second box, you must notify the Company by completing and returning directly to the Company the “Notification of 4.75% Holder Form” included with the subscription documents, as you may be required to submit additional information to the Company in connection with the exercise of your Basic Subscription privilege, and, if applicable, your Over-Subscription Privilege. See the “Instructions as to Use of Trinity Place Holdings Inc. Subscription Rights Certificates” for more information.

FORM 4-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights.

Signature(s):

(Print Name of Signatory and Capacity in which Signed if an Entity)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF TRINITY PLACE HOLDINGS INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT DF KING & CO., INC., THE INFORMATION AGENT, AT (866) 796 - 7180.